UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-123249	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 11, 2005, WMG Acquisition Corp. (“Acquisition Corp.”) issued a press release announcing that Richard Blackstone had been hired as Chairman and CEO of its music-publishing arm, Warner/Chappell Music, Inc. (“WCM”).  As originally described in the Form 8-K filed on April 11, 2005 by Acquisition Corp., Mr. Blackstone’s employment agreement provides for a four-year term beginning on January 1, 2006 or such earlier date as Mr. Blackstone becomes available to commence employment at WCM.

On May 25, 2005, Mr. Blackstone was released from his existing employment agreement, effective May 27, 2005, and Mr. Blackstone commenced his employment with WCM on May 28, 2005.  Mr. Blackstone’s employment and restricted stock agreements were previously filed as Exhibits 10.1 and 10.2, respectively, to the Form 8-K of Acquisition Corp. filed on April 11, 2005.

Although Les Bider has been replaced by Mr. Blackstone as of May 28, 2005, Mr. Bider will continue at WCM until June 15, 2005 pursuant to the terms of his separation agreement and release.  In addition, it is expected that Mr. Bider will continue to be available to WCM on a consulting basis subsequent to June 15, 2005.  Mr. Bider’s separation and release agreement has been previously filed as Exhibit 10.1 to the Form 8-K of Acquisition Corp. filed on April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: June 1, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: June 1, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer